Exhibit 10.1

RESTRICTED STOCK OPTION
TERMINATION AGREEMENT

This Restricted Stock Option Termination Agreement (this “Agreement”) is made by and between First Franklin Corporation (the “Company”) and John J. Kuntz (the “Executive”) as of this 12th day of October, 2010 (“Effective Date”).

WHEREAS, the Company previously granted the Executive an award of 38,000 stock options (“Options”) pursuant to a Restricted Stock Option Award Agreement dated as of April 16, 2010 (the “Option Agreement”); and

WHEREAS, the Company and the Executive each desire to enter into this Agreement to terminate and cancel the Option Agreement;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.
Simultaneously with closing of the transactions contemplated in the Agreement and Plan of Merger dated October 12, 2010 by and among the Company, Franklin Savings and Loan, Cheviot Financial Corp., Cheviot Savings Bank and Cheviot Merger Subsidiary (the “Merger Agreement”), the Option Agreement shall be terminated and canceled with respect to the 33,000 unvested Option Shares and the Executive shall relinquish any claim or right to any of the Company’s common shares underlying the terminated and canceled Option Shares.

2.	Capitalized terms not defined herein shall have the meaning given to them in the Option Agreement.

3.	This Agreement shall be governed by the laws of the State of Ohio (excluding any conflicts of laws principles).

4.	If Merger Agreement is terminated for any reason as provided in Section 7.01 of the Merger Agreement, this Agreement shall automatically terminate and become null and void for all purposes.

IN WITNESS WHEREOF, the parties have executed, or caused to be executed by their duly authorized representatives, this Amendment, effective as of the date first set forth above.

FIRST FRANKLIN CORPORATION	JOHN J. KUNTZ

By: /s/Gretchen J. Schmidt	/s/John J. Kuntz

Name: Gretchen J. Schmidt

Title: Secretary